UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

INTERLINE BRANDS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

001-32380	03-0542659
(Commission File Number)	(IRS Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (904) 421-1400

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement.

On March 12, 2014, Interline Brands, Inc., a Delaware corporation (the “Company”), announced that its wholly-owned subsidiary, Interline Brands, Inc., a New Jersey corporation (“Interline New Jersey) had received, pursuant to its previously announced tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) with respect to any and all of its outstanding $300 million in aggregate principal amount of 7.50% Notes due 2018  (the “Notes”), the requisite consents to adopt proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes (the “Indenture”), that would eliminate substantially all of the restrictive covenants (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the Notes when due), eliminate certain events of default, and certain other provisions contained in the indenture governing the Notes, including reducing the minimum redemption notice period from 30 days to three business days.  The Tender Offer will expire at 11:59 p.m., New York City time, on March 25, 2014 unless extended or earlier terminated by the Company.

As of 11:59 p.m., New York City time, on March 11, 2014 (the “Consent Payment Deadline”), holders of $292,517,000 aggregate principal amount of the Notes, representing 97.51% of the outstanding Notes, had validly tendered and not withdrawn their Notes and submitted and not rescinded related consents.  As a result, the requisite number of consents have been received with respect to the Consent Solicitation.

Interline New Jersey, the Company, the subsidiary guarantors and Wells Fargo Bank, National Association, as trustee, executed the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the Indenture implementing the Proposed Amendments.  The Fifth Supplemental Indenture will become operative when the Notes validly tendered on or prior to the Consent Payment Deadline are accepted for payment and paid for by Interline New Jersey. A copy of the Fifth Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

On March 12, 2014, the Company issued a press release announcing its receipt of the requisite consents pursuant to, and pricing of, the Tender Offer and Consent Solicitation.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1
Fifth Supplemental Indenture, dated as of March 12, 2014, among Interline New Jersey, the Company, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, as Trustee, to the Indenture dated as of November 16, 2010 (as amended and supplemented).

99.1	Press Release, dated March 12, 2014, announcing the receipt of the requisite consents pursuant to the Tender Offer and Consent Solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

	By:	/s/ Michael Agliata
Name: Michael Agliata
Title: Vice President, General Counsel and Secretary

Date: March 12, 2014

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
4.1
Fifth Supplemental Indenture, dated as of March 12, 2014, among Interline New Jersey, the Company, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, as Trustee, to the Indenture dated as of November 16, 2010 (as amended and supplemented).

99.1	Press Release, dated March 12, 2014, announcing the receipt of the requisite consents pursuant to the Tender Offer and Consent Solicitation.